IDENTIVE GROUP ANNOUNCES FIRST QUARTER 2013 RESULTS

Growth in Identification Products and continued expense reductions drive adjusted EBITDA improvement in seasonally weakest quarter Company enters Q2 with strong order book of $19 million

SANTA ANA, Calif. and ISMANING, Germany, May 2, 2013 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products, services and solutions for the identification, security and RFID industries, today announced results for the first quarter (Q1) ended March 31, 2013.

Q1 2013 Highlights:

·	18% growth in ID Products sales year over year

·	First commercial deployments of Tagtrail™ NFC platform to major mobile network operators

·	Growth in NFC, payment and other products drive margin improvements in Transponders

·	18% reduction year over year in base operating expenses

·	Record $19 million order backlog for NFC and reader products as well as payment and cloud-based systems over next 12 months, plus additional $3 million for longer-term payment system contract

“ID Products sales were up 18% year over year in Q1, reflecting growing demand for our smart card readers as well as NFC and RFID transponder products. This growth was offset by a sharp decline in our U.S. Government business related to the Federal budget sequester. The growth in ID Products and our recurring service base, coupled with reductions in our operating expenses, helped drive significant improvement in our bottom line year over year, including a $1.2 million improvement in adjusted EBITDA,” stated Ayman S. Ashour, CEO and chairman of Identive. “We enter Q2 with a strong order book of over $22 million, of which a record $19 million is scheduled for billing within 12 months. We are seeing significant buildup in demand for our NFC and payment tags, our SmartCore™ smart card technology, our new reader products and our payment systems validating the significant investment we have made in these growth markets. Our cloud-based offerings, including our idOnDemand™ identity management service and our Tagtrail NFC mobile services delivery platform are gaining momentum and will make meaningful contribution in Q2. While there continues to be significant weakness in the U.S. Government sector and uncertainty regarding near-term budget issues, we remain confident that we are well positioned to benefit from the various Federal Government mandates related to identity management and access control.”

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Q1 Results

As reported in accordance with U.S. generally accepted accounting principles (GAAP), Q1 2013 revenues were $21.1 million, relatively unchanged from $21.2 million in Q1 2012. By segment, Identity Management Services and Solutions (Identity Management) revenues were $11.1 million and ID Products revenues were $10.0 million in Q1 2013.

GAAP gross profit margin was 39% in Q1 2013, compared with 41% in Q1 2012, reflecting lower sales of Identity Management systems and services and higher ID Products sales. With the exception of a temporary reduction in smart card reader margins due to a single large project, most other areas of the Company saw margin improvement both quarter on quarter and year on year. Total base operating expenses (consisting of research and development, sales and marketing, and general and administrative expenses) were $12.3 million in Q1 2013, down 18% from $15.0 million in Q1 2012 as a result of cost reductions implemented under the restructuring plan the Company initiated in June 2012 and from ongoing initiatives to improve the efficiency of the business. The Company recorded GAAP net loss of $(4.8) million, or $(0.08) per share in Q1 2013, compared with net loss of $(6.2) million, or $(0.11) per share in Q1 2012.

On a non-GAAP basis, gross profit margin was 41% in Q1 2013, compared with 44% in Q1 2012. Adjusted EBITDA was $(2.3) million in Q1 2013, compared with $(3.5) million in Q1 2012. Non-GAAP net loss was $(4.3) million, or $(0.07) per share in Q1 2013, compared with non-GAAP net loss of $(4.9) million, or $(0.08) per share in Q1 2012

Non-GAAP gross profit margin, adjusted EBITDA and non-GAAP net loss and net loss per share all exclude various items that are detailed in the financial table and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Cash and cash equivalents were $5.5 million at March 31, 2013 compared with $7.4 million at December 31, 2012. Net decrease in cash was $1.9 million reflecting a small amount of cash provided by operations, $1.1 million used for capital expenditures and $1.0 million used for payment of financial liabilities. In anticipation of a stronger Q2, inventory built of $1.8 million was a significant part of the cash used in operations.

David Wear, chief financial officer of Identive stated, “Our recent addition of an equity line brings growth capital into the Company and allows us to control the timing and amount of new stock we issue while meeting our goal of minimizing dilution for our shareholders. The equity line enables us to optimize our production capacity and provides additional working capital to address growing demand for our ID Products. Furthermore this new capital will allow us to maintain necessary levels of time-sensitive investment in our products and solutions in emergent areas such as NFC and Identity as a Service, where market demand is building.”

Outlook for Q2 2013

Based on its current expectations and the continued uncertainty associated with the U.S. Government business, management expects revenues of $22.0 million to $26.0 million for the second quarter of 2013, and further expects adjusted EBITDA of $(0.5) million to $0.5 million. For full year 2013, management expects revenues of $105.0 million to $110.0 million and adjusted EBITDA of $2.0 million to $6.0 million.

Conference Call and Webcast Information

Identive Group will host a conference call and webcast today at 9:00 AM Eastern Time, which can be accessed by dialing 888.771.4371 (toll free within the U.S.) or +1 847.585.4405 (for international callers) and using pass code 34764421. A webcast of the call that includes presentation slides can be accessed by visiting the investor relations section of the Company’s website at www.identive-group.com, and by clicking on “Presentations, Reports & Webcasts,” where it also will be archived for those unable to listen to the live webcast. An audio replay of the call also will be available for one week and can be accessed by dialing 888.843.7419 (toll free within the U.S.) or +1 630.652.3042 (for international callers) and using pass code 34764421.

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is focused on building the world’s signature company in Secure ID. The company’s products, software, systems and services address the markets for identity management, physical and logical access control, cashless payment, NFC solutions and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors. Identive’s mission is to build a lasting business of scale and technology based on a combination of strong technology-driven organic growth and disciplined acquisitive expansion. The company delivers up-to-date information on its activity as well as industry trends through its industry-leading social media initiatives and educational resource, AskIdentive.com. For additional information, please visit www.identive-group.com or follow on Twitter at @IdentiveGroup.

Non-GAAP Financial Measures (Unaudited)

Identive has provided in this release financial information that has not been prepared in accordance with GAAP, including non-GAAP gross profit margin, adjusted EBITDA and non-GAAP net income (loss) and net income (loss) per share. Identive uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Identive’s ongoing operational performance. Identive believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. As noted, the non-GAAP financial results discussed above exclude items detailed in the reconciliation table and accompanying footnotes contained within this release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this release.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make regarding our expectations regarding continued or increased demand for our products, solutions and services in 2013, including our NFC RFID products, readers, Smartcore technology and our cloud-based Tagtrail and idOnDemand offerings; our expectations for long-term sales opportunities in the U.S. Government market; our expectations that currently available sources of funding will be sufficient for production capacity expansion, product investment and other investments needed for our business; our expectations regarding future results, including Q2 and full year 2013 results, and our expectations for future growth and profitability. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to grow our company based on a strategy of providing products, systems and services for the secure identification market; our ability to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

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Note: Identive and the Identive logo are trademarks of Identive Group, Inc, registered in many jurisdictions worldwide. All other company, product or service names may be trademarks or registered trademarks of others and are the property of their respective owners.

Contacts:
Darby Dye	Lennart Streibel
+1 949 553-4251	+49 89 9595 5195
ddye@identive-group.com	lstreibel@identive-group.com

– FINANCIALS FOLLOW –

	IDENTIVE GROUP, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
	(Unaudited)

		Three Months Ended

	March 31,	December 31,	March 31,
	2013	2012	2012 (A)

Net revenues:
Products	$16,890	$22,598	$17,501
Services	4,174	3,994	3,705

Total net revenues	21,064	26,592	21,206
Cost of revenues:
Products	10,343	13,689	10,446
Services	2,550	2,525	2,022

Total cost of revenues	12,893	16,214	12,468

Gross profit	8,171	10,378	8,738
Operating expenses:
Research and development	2,010	1,771	2,491
Selling and marketing	5,719	5,010	7,008
General and administrative	4,604	3,681	5,524
Impairment of goodwill	-	655	-
Remeasurement of contingent	-	-
consideration			429
Restructuring	-	47	-

Total operating expenses	12,333	11,164	15,452

Loss from operations	(4,162)	(786)	(6,714)
Other income, net	-	29	-
Interest expense, net	(687)	(579)	(291)
Foreign currency (losses) gains, net	(221)	396	220

Loss before income taxes and
noncontrolling interest	(5,070)	(940)	(6,785)
Benefit for income taxes	114	1,409	179

Consolidated net (loss) income	(4,956)	469	(6,606)

Less: net (loss) income attributable to	175	(292)	377
noncontrolling interest
Net (loss) income attributable to Identive
Group, Inc. stockholders’ equity	$(4,781)	$177	$(6,229)

Basic and diluted (loss) income per share
attributable to Identive Group, Inc.	$(0.08)	$0.00	$(0.11)

stockholders’ equity
Weighted average shares used to

compute basic and diluted loss per share	60,233	60,165	58,599

(A)	Results for the three months ended March 31, 2012 include the operating results of payment solution since its date of acquisition. Results of other periods presented in the table above are not comparable.

IDENTIVE GROUP, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2013	2012

ASSETS	(unaudited)	(B)
Current assets:
Cash and cash equivalents	$5,485	$7,378
Accounts receivable, net of allowances	15,188	17,261
Inventories	10,498	8,892
Prepaid expenses and other current assets	3,590	3,659
Total current assets	34,761	37,190
Property and equipment, net	9,141	8,892
Goodwill	44,711	45,270
Intangible assets, net	11,439	11,882
Other assets	1,396	1,671
Total Assets	$101,448	$104,905
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,336	$12,926
Liability to related party	1,548	1,552
Liability for consumer cards	5,705	5,811
Financial liabilities	5,046	4,532
Deferred revenue	3,164	2,843
Accrued compensation and related benefits	3,307	3,164
Other accrued expenses and liabilities	7,565	6,490
Total current liabilities	39,671	37,318
Long-term liability to related party	6,063	6,177
Long-term financial liabilities	8,590	9,795
Other long-term liabilities	2,238	2,025
Total liabilities	56,562	55,315
Total stockholders’ equity	44,886	49,590
Total liabilities and stockholders’ equity	$101,448	$104,905

(B)	The condensed consolidated balance sheet has been derived from the audited consolidated financial statements at December 31, 2012 but does not include all the information and footnotes required by U.S.

GAAP for complete financial statements.

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information (C)

(In thousands) (unaudited)

	Three Months Ended

	March 31,	December 31,	March 31,
	2013	2012	2012

Reconciliation of GAAP gross profit margin and
non-GAAP gross profit margin
GAAP cost of revenue	$ 12,893	$ 16,214	$ 12,468
Reconciling items included in GAAP cost of revenue:
Stock-based compensation expense	(19)	(11)	(8)
Transition and integration costs	-	(1)	(10)
Amortization and depreciation	(543)	(505)	(508)

Total reconciling items included in GAAP cost of
revenue	(562)	(517)	(526)

Non-GAAP cost of revenue	$ 12,331	$ 15,697	$ 11,942

Non-GAAP gross profit margin	41%	41%	44%

Reconciliation of GAAP and non-GAAP operating
expenses
GAAP operating expenses	$ 12,333	$ 11,164	$ 15,452
Impairment of goodwill	-	(655)	-
Stock-based compensation expense	(456)	(311)	(496)
Re-measurement of contingent consideration	-	-	(429)
Re-measurement of liability to related party	-	743	-
Pension expense	(105)	(289)	-
Loss on disposal of fixed assets	-	(59)	-
Amortization and depreciation	(452)	(483)	(966)
Acquisition costs	-	-	(177)
Transition and integration costs	(255)	(339)	(579)
Restructuring	-	(47)	-

Total reconciling items included in GAAP operating
expenses	(1,268)	(1,440)	(2,647)

Non-GAAP operating expenses	$ 11,065	$ 9,724	$ 12,805

Reconciliation of GAAP net loss to adjusted
EBITDA loss
Net income (loss) attributable to Identive Group, Inc.
stockholders’ equity	$ (4,781)	$ 177	$ (6,229)
Reconciling items included in GAAP net income
(loss):
Benefit from income taxes	(114)	(1,409)	(179)
Net loss attributable to noncontrolling interest	(175)	292	(377)
Interest expense, net	687	579	291
Foreign currency losses (gains), net	221	(396)	(220)
Other income, net	-	(29)	-
Impairment of goodwill	-	655	-
Stock-based compensation expense	475	322	504
Re-measurement of contingent consideration	-	-	429
Re-measurement of liability to related party	-	(743)	-
Pension expense	105	289	-
Amortization and depreciation	995	988	1,474
Acquisition costs	-	-	177
Transition and integration costs	255	340	589
Loss on disposal of fixed assets	-	59	-
Restructuring	-	47	-

Total reconciling items included in GAAP net income
(loss)	2,449	994	2,688

Adjusted EBITDA gain (loss)	$ (2,332)	$ 1,171	$ (3,541)

(C)	Non-GAAP figures in the table above differ from GAAP results as they exclude some or all of the following: stock-based compensation expense, transition and integration costs, amortization and depreciation expense, impairment charges, acquisition costs, restructuring costs, re-measurement of contingent consideration, re-measurement of liability to a related party, pension expense and gain/loss on disposal of fixed assets. Adjusted EBITDA additionally excludes provision/benefit for income taxes, net loss attributable to noncontrolling interest, net interest expense/income, net foreign currency losses/gains, and other net expense/income. Prior year comparisons have been updated to remove overhead allocations which are no longer relevant.

-- Continued on next page --

IDENTIVE GROUP, INC.

Reconciliation of GAAP and Non-GAAP Financial Information

	(In thousands)
	(unaudited)

	-- Continued --

	Three Months Ended

	March 31,	December 31,	March 31,
	2013	2012	2012

Reconciliation of GAAP net loss to non-GAAP
net income (loss)
Net income (loss) attributable to Identive Group, Inc.
stockholders’ equity	$ (4,781)	$ 177	$ (6,229)
Net income (loss) per share	$ (0.08)	$ 0.00	$ (0.11)
Reconciling items included in GAAP net income
(loss):
Impairment of goodwill	-	655	-
Impairment related tax benefit	-	(636)	-
Re-measurement of contingent consideration	-	-	429
Amortization expense	435	433	935

Total reconciling items included in GAAP income
(loss)	435	452	1,364

Non-GAAP net income (loss)	$ (4,346)	$ 629	$ (4,865)

Non-GAAP net income (loss) per share	$ (0.07)	$ 0.01	$ (0.08)

Weighted average shares used to compute basic
and diluted income (loss) per share	60,233	60,165	58,599